 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996

                                                     REGISTRATION NO. 333-10793
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            SPECIALTY CATALOG CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    5961                   04-3253301
                              (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER      INDUSTRIAL CLASSIFICATION    IDENTIFICATION NO.)
     JURISDICTION OF             CODE NUMBER)
     INCORPORATION OR
      ORGANIZATION)

            21 BRISTOL DRIVE SOUTH EASTON, MA 02375 (508) 238-0199
  (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

  STEVEN L. BOCK, CHAIRMAN AND CHIEF EXECUTIVE OFFICER 21 BRISTOL DRIVE SOUTH
                        EASTON, MA 02375 (508) 238-0199
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
 ROBERT L. LAWRENCE, ESQ. JEFFREY S.         DAVID A. MILLER, ESQ. GRAUBARD
  TULLMAN, ESQ. KANE KESSLER, P.C.        MOLLEN & MILLER 600 THIRD AVENUE NEW
   1350 AVENUE OF THE AMERICAS NEW         YORK, NEW YORK 10016 TELEPHONE NO.:
 YORK, NEW YORK 10019 TELEPHONE NO.:       (212) 818-8800 FACSIMILE NO.: (212)
 (212) 541-6222 FACSIMILE NO.: (212)                    818-8881
              245-3009

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                                        PROPOSED
                                           PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT         MAXIMUM      AGGREGATE   AMOUNT OF
    SECURITIES TO BE        TO BE       OFFERING PRICE  OFFERING   REGISTRATION
       REGISTERED         REGISTERED     PER UNIT(1)    PRICE(1)       FEE
--------------------------------------------------------------------------------
Common Stock $.01 par
 value..................  1,725,000(2)     $  7.50     $12,937,500  $4,461.21
--------------------------------------------------------------------------------
Underwriter's Purchase
 Option.................          1        $100.00     $       100           (3)
--------------------------------------------------------------------------------
Common Stock Underlying
 Underwriter's Purchase
 Option.................    150,000        $  8.25     $ 1,237,500  $  426.72
--------------------------------------------------------------------------------
Total...................        --             --      $14,175,100  $4,887.93

-------------------------------------------------------------------------------
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(1) Estimated solely for the purposes of calculating the registration fee.
(2) Includes 225,000 shares which may be issued upon exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any. See "Underwriting."
(3) Pursuant to Rule 457(g), no registration fee is payable.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

   Securities and Exchange Commission registration fee............. $  4,887.93
   NASD registration fee...........................................    1,996.25
   Nasdaq listing fee..............................................    1,000.00
   Printing registration statement and other documents.............  100,000.00*
   Fees and expenses of Registrant's counsel.......................  200,000.00*
   Underwriter's expense allowance.................................  262,500.00*
   Accounting fees and expenses....................................  100,000.00*
   Blue Sky expenses and counsel fees..............................   25,000.00*
   Engraving.......................................................    5,000.00*
   Miscellaneous...................................................   49,615.82
                                                                    -----------
     Total......................................................... $750,000.00
                                                                    ===========

--------
*  Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of Delaware, as amended ("DGCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. The Company's By-Laws and Article Seventh of its Certificate of Incorporation, as amended, substantively provide that the Company indemnify its officers, directors, employees and agents to the fullest extent permitted by Section 145 of the DGCL.

  In accordance with Section 102(b)(7) of the DGCL, Article 8 of the Company's Certificate of Incorporation, as amended, eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(b)(7).

  The Underwriting Agreement provides for reciprocal indemnification between the Company and its controlling persons on the one hand and the Underwriters and their respective controlling persons on the other hand against certain liabilities in connection with this Offering, including liabilities under the Securities Act of 1933, as amended ("Securities Act").

  The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Described below is information regarding all securities that have been issued by the Company in the past three years.

  1. On November 23, 1994, SC Corporation, a predecessor of the Company, pursuant to the First Amended and Restated Joint Plan of Reorganization of SC Corporation, Wigs by Paula, Inc., and SC Publishing, undertook a reorganization ("Reorganization") and left the protection of the bankruptcy court. As part of the Reorganization: (i) Mr. Bock acquired for $30,000 98,934 shares of the Company's Common Stock; (ii) Dickstein & Co. acquired for $2,184,000 867,786 shares of the Company's Common Stock, 7,272 shares of the Company's 13% Preferred Stock and subordinated indebtedness ("Subordinated Indebtedness") in the principal amount of $1,190,000; (iii) Dickstein International acquired for $1,092,000 433,893 shares of the Company's Common Stock, 3,636 shares of the Company's 13% Preferred Stock and Subordinated Indebtedness in the principal amount of $595,000; and (iv) Viking Holdings Limited acquired for $2,626,000 and the forgiveness of a $650,000 note receivable 1,301,680 shares of the Company's Common Stock, 10,908 shares of the Company's 13% Preferred Stock and Subordinated Indebtedness in the principal amount of $1,785,000. All of the Subordinated Indebtedness was transferred to SC Holdings L.L.C. shortly after completion of the Plan of Reorganization. The owners of SC Holdings L.L.C. control the majority of the outstanding Common Stock. The Subordinated Indebtness bears interest at 11.5% per annum and is due on December 1, 2002. The issuance of the shares and the Subordinated Indebtness was exempt from the registration provisions of the Securities Act pursuant to Section 3(a)(7) of the Securities Act.

  2. On November 30, 1994, all of the outstanding shares of SC Corporation common stock were exchanged for shares of Common Stock and 13% Preferred Stock at the rate of 1/100 share of the Company's common stock for each outstanding share of SC Corporation common stock. The forgoing transactions were exempt from the registration provisions of the Securities Act pursuant to Section 4(2)(a) of the Securities Act.

  The following table sets forth the number of shares of the Company's Common Stock and the amount of subordinated indebtness each stockholder received pursuant to the Reorganization. The numbers of shares owned and the conversion of the 13% Preferred Stock into Common Stock reflect a recapitalization of the Company whereby each share of Preferred Stock was converted into 16.67 shares of Common Stock.

                                                                   AMOUNT OF
                                      COMMON STOCK    PREFERRED   SUBORDINATED
   NAME                               SHARES ISSUED SHARES ISSUED  INDEBTNESS
   ----                               ------------- ------------- ------------
   Steven L. Bock....................     303.93            0             --
   Bruce Pollack.....................     121.57            0             --
   Wigs, L.P.........................     260.51          675      $  110,406
   Dickstein & Co., L.P..............   2,665.88        7,272      $1,189,926
   9 West 57th Street
   New York, NY 10019
   Dickstein International Limited...   1,332.94        3,636      $  594,964
   9 West 57th Street
   New York, NY 10019
   Viking Holdings Limited...........   3,998.82       10,908      $1,784,890
   c/o Abacus Secretaries (Jersey)
    Limited
   La Motte Chambers
   St. Helier, Jersey
   JE1 1BS Channel Islands

  3. Mark Brodsky and Samuel Katz acquired their shares of Common Stock and 13% Preferred Stock as set forth in the following table in February 1996 from Dickstein International. The transaction was exempt from the registration requirements of the Securities Act pursuant to the so-called "Section 4 (1 1/2)" exemption. The following table sets forth the number of shares of common stock and 13% Preferred each stockholder received. The numbers of shares owned and the conversion of the 13% Preferred Stock into Common Stock reflect a recapitalization of the Company whereby each share of Preferred Stock was converted into 16.67 shares of Common Stock.

                                                             COMMON
                                                             STOCK   PREFERRED
   NAME                                                      ISSUED STOCK ISSUED
   ----                                                      ------ ------------
   Mark Brodsky............................................. 122.07    332.98
   Samuel Katz.............................................. 244.14    665.96

  4. On June 1, 1996, the Company entered into an agreement with Martin Franklin, a director of the Company, and two associates of Mr. Franklin, pursuant to which Mr. Franklin and his associates loaned the Company $495,000 in junior subordinated indebtedness. This loan was made on August 9, 1996, bears interest at 11.5%, and is due August 9, 1999, provided that this loan will not be repaid prior to the repayment of the Subordinated Indebtedness. In connection with this loan, the Company has issued for $5,000 to Mr. Franklin and his associates warrants to purchase 265,335 shares of Common Stock. The warrants are exercisable until September 30, 1999 at an exercise price of $1.88 per share.

  The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

  5. On August 1, 1996, Dickstein Focus Fund acquired 999.08 shares of 13% Preferred Stock and 366.26 shares of Common Stock from Dickstein & Co. L.P. The transaction was exempt from the registration requirements of the Securities Act pursuant to the so-called "Section 4(1 1/2)" exemption.

  No underwriter was engaged in connection with the foregoing sales of securities. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Company, and all of those individuals purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
  ***1.01 --Preliminary form of Underwriting Agreement.
  ***1.03 --Form of Selected Dealer Agreement.
  ***1.04 --Underwriter's Purchase Option.
  ***3.01 --Certificate of Incorporation of the Registrant, as amended.
    *3.02 --By-Laws of the Registrant, as amended.
   **4.01 --Specimen Certificate representing the Common Stock, par value $0.01 per share.
    *5.01 --Opinion of Kane Kessler, P.C.
   *10.01 --1996 Stock Option Plan.
  **10.02 --Employment Agreement dated as of October 4, 1996 between the
           Registrant and Steven L. Bock.
  **10.03 --Employment Agreement dated as of October 4, 1996 between the
           Registrant and Steven M. O'Hara.
 ***10.04 --Credit Agreement dated       , 1994 between Bank Nationale de Paris
           ("BNP") Wigs By Paula, Inc., predecessor to the Registrant ("Wigs").
 ***10.05 --First Amendment, Waiver and Consent to the Credit Agreement dated
           August 16, 1995 between BNP and the Registrant.
 ***10.06 --Second Amendment, Waiver and Consent to the Credit Agreement dated
           August 14, 1996 between BNP and the Registrant.

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
 ***10.07 --Security Agreement dated as of November 23, 1994 between Wigs and
           BNP.
 ***10.08 --Trademark and Copyright Security Agreement dated as of November 23,
           1994 between WIGS, BNP and other guarantors named therein.
 ***10.09 --Pledge Agreement dated as of November 23, 1994 between SC
           Corporation and BNP.
 ***10.10 --Pledge Agreement dated as of November 23, 1994 between the
           Registrant, SC Holdings, L.L.C. and BNP.
 ***10.11 --Guaranty dated November 23, 1994 between the Registrant, Western
           Schools, Inc., Royal Advertising & Marketing, Inc., BNP and the
           Hedge Banks.
 ***10.12 --Guaranty dated November 23, 1994 between SC Corporation, BNP, and the Hedge Banks.
 ***10.13 --Guaranty dated November 30, 1994 between the Registrant, SC
           Holdings L.L.C., BNP, and the Hedge Banks.
 ***10.14 --Agreement dated June 1, 1996 between SC Direct, Inc., the
           Registrant and Martin Franklin.
 ***10.15 --Debtor Securities Purchase Agreement dated November 23, 1994 between WIGS, L.P. and SC Corporation.
 ***10.16 --Pledge and Security Agreement dated November 30, 1994 between WIGS,
           L.P. and SC Corporation.
 ***10.17 --Promissory Note dated November 23, 1994 in the principal amount of
           $147,583 from WIGS, L.P. to SC Corporation.
 ***10.18 --Lease dated July 10, 1985 between Simon D. Young, Trustee of the
           Sandpy Realty Trust, ("Trustee"), and Wigs for premises located at
           21 Bristol Drive, South Easton, MA.
 ***10.19 --First Amendment of Lease, dated March 15, 1986, between the Trustee and Wigs.
 ***10.20 --Second Amendment to Lease, dated March 1, 1989 between the Trustee and Wigs By Paula, Inc.
 ***10.21 --Third Amendment to Lease, dated October 22, 1993 between the
           Trustee and Wigs By Paula, Inc.
 ***10.22 --Letter Agreement, dated February 21, 1995 between the Trustee and
           SC Corporation.
 ***10.23 --Lease, dated October 20, 1995 between Fredric Snyderman as Trustee of JV Realty Trust and SC Direct Inc. for the premises at 23 Norfolk
           Avenue.
 ***10.24 --Printing Agreement, dated January 1, 1995 between Quebecor Printing
           (USA) Corp. and the Registrant, as amended.
   *10.25 --Amended and Restated Registration Rights Agreement, dated October
           3, 1996 between the Registrant and certain of the Registrant's stockholders, as amended.
 ***10.26 --First Amended and Restated Joint Plan of Reorganization of SC
           Corporation, Western Schools, Inc. and Wigs by Paula dated September
           21, 1994.
 ***10.27 --AT&T Contract Tariff Order dated February 9, 1995 between AT&T and the Registrant.
 ***10.28 --Shareholders' Agreement dated as of November 30, 1994 between the
           Registrant, SC Holdings L.L.C., SC Corporation and certain shareholders. ("Shareholders' Agreement").
 ***10.29 --Amendment No. 1 to Shareholders' Agreement.
 ***10.30 --SC Holdings L.L.C. Limited Liability Company Agreement, dated as of
              .
   *10.31 --Supplemental Defined Contribution Plan.
   *10.32 --Form of Indemnification Agreement of Directors.
   *10.33 --Form of Warrant.
   *10.34 --Form of Subordinated Note.
 ***11.01 --Statement Regarding Computation of per share earnings.
   *21.01 --Subsidiaries of the Registrant.

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
  **23.01 --Consent of Kane Kessler, P.C. (included in Exhibit 5)
 ***23.02 --Consent of Deloitte and Touche
 ***24.01 --Power of Attorney (contained on page II-7)
 ***27.01 --Financial Data Schedule

--------
  * Filed herewith
 ** To be filed by amendment.
***  Previously filed.

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;

    (5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

    (6) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

    (7) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON OCTOBER 8, 1996.

                                          Specialty Catalog Corp.

                                                    /s/ Steven L. Bock
                                          By: _________________________________
                                                      Steven L. Bock,
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Bock and Stephen O'Hara, jointly and severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Steven L. Bock            Director and Chief
-------------------------------------   Executive Officer      October 8, 1996
         /s/ Steven L. Bock             (Principal
                                        Executive Officer)

 /s/ Steven L. Bock, as Attorney-in-   President
                Fact                                           October 8, 1996
-------------------------------------
        /s/ Stephen M. O'Hara

 /s/ Steven L. Bock, as Attorney-in-   Chief Financial
                Fact                    Officer (Principal     October 8, 1996
-------------------------------------   Financial and
        /s/ J. William Heise            Accounting Officer)

 /s/ Steven L. Bock, as Attorney-in-   Director
                Fact                                           October 8, 1996
-------------------------------------
         /s/ Alan S. Cooper

              SIGNATURE                         TITLE                DATE

 /s/ Steven L. Bock, as Attorney-in-    Director
                Fact                                           October 8, 1996
-------------------------------------
         /s/ Martin Franklin

 /s/ Steven L. Bock, as Attorney-in-    Director
                Fact                                           October 8, 1996
-------------------------------------
         /s/ Samuel L. Katz

 /s/ Steven L. Bock, as Attorney-in-    Director
                Fact                                           October 8, 1996
-------------------------------------
           /s/ Guy Naggar

                                    EXHIBIT

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                       DECEMBER 31, DECEMBER 30,
                                                           1994         1995
                                                       ------------ ------------
      Reserve Allowance:
        Balance at beginning of period................    (847,000)    (997,299)
        Charges to net sales..........................  (8,617,427)  (8,298,427)
        Deductions--Refunds...........................   8,467,128    8,654,460
        Balance at end of period......................    (997,299)    (641,266)
      Allowance for Doubtful Accounts:
        Balance at beginning of period................     (20,500)     (42,068)
        Charges to bad debt expense...................     (34,112)    (146,004)
        Deductions--Write-offs........................      12,612       28,072
        Balance at end of period......................     (42,000)    (160,000)

                                 EXHIBIT INDEX

 EXHIBIT                                                                   PAGE
  NUMBER                      DESCRIPTION OF EXHIBIT                       NO.
 -------                      ----------------------                       ----
  ***1.01 --Preliminary form of Underwriting Agreement.
  ***1.03 --Form of Selected Dealer Agreement.
  ***1.04 --Underwriter's Purchase Option.
  ***3.01 --Certificate of Incorporation of the Registrant, as amended.
    *3.02 --By-Laws of the Registrant, as amended.
   **4.01 --Specimen Certificate representing the Common Stock, par value $0.01 per share.
    *5.01 --Opinion of Kane Kessler, P.C.
   *10.01 --1996 Stock Option Plan.
  **10.02 --Employment Agreement dated as of October 4, 1996 between the
           Registrant and
           Steven L. Bock.
  **10.03 --Employment Agreement dated as of October 4, 1996 between the
           Registrant and
           Steven M. O'Hara.
 ***10.04 --Credit Agreement dated       , 1994 between Bank Nationale
           de Paris ("BNP") Wigs By Paula, Inc., predecessor to the
           Registrant ("Wigs").
 ***10.05 --First Amendment, Waiver and Consent to the Credit Agreement
           dated August 16, 1995 between BNP and the Registrant.
 ***10.06 --Second Amendment, Waiver and Consent to the Credit Agreement
           dated August 14, 1996 between BNP and the Registrant.
 ***10.07 --Security Agreement dated as of November 23, 1994 between
           Wigs and BNP.
 ***10.08 --Trademark and Copyright Security Agreement dated as of
           November 23, 1994 between WIGS, BNP and other guarantors
           named therein.
 ***10.09 --Pledge Agreement dated as of November 23, 1994 between SC
           Corporation and BNP.
 ***10.10 --Pledge Agreement dated as of November 23, 1994 between the
           Registrant, SC Holdings, L.L.C. and BNP.
 ***10.11 --Guaranty dated November 23, 1994 between the Registrant,
           Western Schools, Inc., Royal Advertising & Marketing, Inc.,
           BNP and the Hedge Banks.
 ***10.12 --Guaranty dated November 23, 1994 between SC Corporation,
           BNP, and the Hedge Banks.
 ***10.13 --Guaranty dated November 30, 1994 between the Registrant, SC
           Holdings L.L.C., BNP, and the Hedge Banks.
 ***10.14 --Agreement dated June 1, 1996 between SC Direct, Inc., the
           Registrant and Martin Franklin.
 ***10.15 --Debtor Securities Purchase Agreement dated November 23, 1994 between WIGS, L.P. and SC Corporation.
 ***10.16 --Pledge and Security Agreement dated November 30, 1994 between WIGS, L.P. and SC Corporation.
 ***10.17 --Promissory Note dated November 23, 1994 in the principal amount of $147,583 from WIGS, L.P. to SC Corporation.
 ***10.18 --Lease dated July 10, 1985 between Simon D. Young, Trustee of the Sandpy Realty Trust, ("Trustee"), and Wigs for premises located at 21 Bristol Drive, South Easton, MA.
 ***10.19 --First Amendment of Lease, dated March 15, 1986, between the
           Trustee and Wigs.
 ***10.20 --Second Amendment to Lease, dated March 1, 1989 between the
           Trustee and Wigs By Paula, Inc.

 EXHIBIT                                                                   PAGE
  NUMBER                      DESCRIPTION OF EXHIBIT                       NO.
 -------                      ----------------------                       ----
 ***10.21 --Third Amendment to Lease, dated October 22, 1993 between the
           Trustee and Wigs By Paula, Inc.
 ***10.22 --Letter Agreement, dated February 21, 1995 between the
           Trustee and SC Corporation.
 ***10.23 --Lease, dated October 20, 1995 between Fredric Snyderman as
           Trustee of JV Realty Trust and SC Direct Inc. for the
           premises at 23 Norfolk Avenue.
 ***10.24 --Printing Agreement, dated January 1, 1995 between Quebecor
           Printing (USA) Corp. and the Registrant, as amended.
   *10.25 --Amended and Restated Registration Rights Agreement, dated
           October 3, 1996 between the Registrant and certain of the
           Registrant's stockholders, as amended.
 ***10.26 --First Amended and Restated Joint Plan of Reorganization of
           SC Corporation, Western Schools, Inc. and Wigs by Paula dated
           September 21, 1994.
 ***10.27 --AT&T Contract Tariff Order dated February 9, 1995 between
           AT&T and the Registrant.
 ***10.28 --Shareholders' Agreement dated as of November 30, 1994 between the Registrant, SC Holdings L.L.C., SC Corporation and certain shareholders. ("Shareholders' Agreement").
 ***10.29 --Amendment No. 1 to Shareholders' Agreement.
 ***10.30 --SC Holdings L.L.C. Limited Liability Company Agreement,
           dated as of    .
   *10.31 --Supplemental Defined Contribution Plan.
   *10.32 --Form of Indemnification Agreement of Directors.
   *10.33 --Form of Warrant, dated August 12, 1996.
   *10.34 --Form of Subordinated Note, dated August 12, 1996.
 ***11.01 --Statement Regarding Computation of Per Share Earnings.
   *21.01 --Subsidiaries of the Registrant.
  **23.01 --Consent of Kane Kessler, P.C. (included in Exhibit 5).
 ***23.02 --Consent of Deloitte & Touche LLP.
 ***24.01 --Power of Attorney (contained on page II-7).
 ***27.01 --Financial Data Schedule.

--------
  * Filed herewith.
 ** To be filed by amendment.
***  Previously filed.